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                                                                EXHIBIT 99(b)

                                   METROBANK
                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

 P The undersigned hereby appoints David L. Buell and Robert L. Mayer, and either of them, as proxies, each with the power to appoint his
 R substitute, and hereby authorizes either of them to represent and to vote all of the shares of common stock of Metrobank (the "Bank") held
 O of record by the undersigned on August 1, 1995 at the special meeting of shareholders to be held on September 26, 1995, at 4:00p.m.,
 X local time, and at any adjournment or adjournments thereof (1) as specified below upon the proposal listed below and as described in the
 Y     Proxy Statement/Prospectus of the Bank dated August
       __, 1995, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.





        THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THESE SHARES SHALL BE VOTED FOR THE PROPOSAL.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

                 To approve (a) the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of July 31, 1995, by and among Comerica Incorporated, a Delaware corporation ("Comerica"), Comerica Holdings Incorporated, a California corporation ("Holdings"), and the Bank, which amends and restates the Agreement and Plan of Reorganization and Merger dated as of May 2, 1995 by and among Comerica, Holdings and the Bank and (b) the Agreement of Merger by and between Holdings and the Bank, and all of the transactions contemplated thereby, including, but not limited to, providing for the merger of Holdings with and into the Bank, as set forth in full in the Proxy Statement/Prospectus.





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0                    / / FOR      / / AGAINST      / / ABSTAIN

                   Continued and to be Signed on Reverse Side


        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATES. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

        / / Please mark here for address change and note at left.

        / / Please mark here if you plan to attend the Meeting.


                                        Dated:
                                               -------------------------------,
1995

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                                         Signature of Shareholder(s)